                                                                 EXHIBIT 99.1


                              ELECTION OF BRE DIRECTORS

                                (BRE PROXY ITEM NO. 3)

    BRE's Board of Directors (the "Board") consists of six members, divided into three classes, designated Class I, Class II and Class III. Currently, there are two Class I directors, two Class II directors and two Class III directors.

    At the BRE Annual Meeting, two Class II directors are to be elected for a term of three years (expiring 1998) or until the election and qualification of their successors. The persons proposed for reelection as the Class II directors of BRE are Mr. L. Michael Foley and Mr. John McMahan. The accompanying proxies solicited by the BRE Board of Directors will (unless otherwise directed, revoked or suspended) be voted for the reelection of Messrs. Foley and McMahan, who are the present Class II directors of BRE and were appointed by the Board of Directors in 1994 and 1993, respectively. See also "BRE Annual Meeting -- Record Date; Voting Rights; Proxies."

    In the unanticipated event that either nominee should become unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.

    The Merger Agreement provides that upon consummation of the Merger, BRE's Board will be increased by adding three persons who currently are trustees of RCT. At that time, it is anticipated that the BRE Board, without shareholder vote, will appoint Mr. Kuppinger as an additional Class I director (term expiring in 1997), Mr. Simon as an additional Class II director (1998) and Mr. Borsari as an additional Class III director (1996). See "Interests of Certain Persons in the Merger."

    The following table sets forth certain information as to the nominees, as well as the other current members of the Board and the three RCT directors proposed to be appointed to the Board following the Merger, including their ages, principal business experience during the past five years, the year they each first became a director, Board committee membership and other directorships currently held in companies with a class of securities registered pursuant to
Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

NOMINEES - CLASS II DIRECTORS


                                    PRINCIPAL BUSINESS EXPERIENCE             DIRECTOR   BOARD COMMITTEE
           NAME                        DURING PAST FIVE YEARS            AGE  SINCE (1)    MEMBERSHIP
           ----            -----------------------------------------     ---  ---------  ---------------
L. Michael Foley . . . .   Senior Vice President and Chief Financial     57   1994       Audit,
                            Officer, Coldwell Banker Corporation,                        Compensation
                            since 1995. Consultant, L. Michael Fo-
                            ley & Associates, 1994-95. Consultant,
                            Sears Roebuck and Co., 1993-94. Chair-
                            man and Chief Executive Officer, Sears
                            Savings Bank, 1989-93. Senior Executive
                            Vice President, Coldwell Banker Real Es-
                            tate Group, Inc., 1986-93.


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

                                    PRINCIPAL BUSINESS EXPERIENCE             DIRECTOR   BOARD COMMITTEE
           NAME                        DURING PAST FIVE YEARS            AGE  SINCE (1)    MEMBERSHIP
           ----            -----------------------------------------     ---  ---------  ---------------
John McMahan . . . . . .   President, John McMahan Associates,           58   1993       Audit,
                            Inc., a management consulting firm, and                      Compensation,
                            McMahan Real Estate Securities, Inc., a                      Executive
                            real estate investment firm, since 1994.
                            President and Chief Executive Officer,
                            Mellon/McMahan Real Estate Advisors,
                            Inc., a real estate advisory firm, 1990-94.
                            Chairman, Peregrine Real Estate Trust,
                            and Trustee, California Real Estate In-
                            vestment Trust. Trustee, Mellon Partici-
                            pating Mortgage Trust, Inc., a real estate
                            investment trust.

                               OTHER CURRENT MEMBERS OF THE BOARD

CLASS III - TERM EXPIRES IN 1996

C. Preston Butcher . . .   President and Chief Executive Officer,        56   1985       Audit,
                            Lincoln Property Company, N.C., Inc.,re-                     Compensation
                            al estate developer, and President and
                            Chief Executive Officer, Lincoln Proper-
                            ty Company Management Services, Inc.,
                            real estate management company, for
                            more than five years. Director, The
                            Charles Schwab Corporation.

Frank C. McDowell. . . .   President and Chief Executive Officer         47   June 1995  Executive
                            of BRE, since June 1995. Chief Executive
                            Officer and Chairman of Cardinal Realty
                            Services, Inc., 1992-95. Senior Vice Presi-
                            dent, Head of Real Estate, First Inter-
                            state Bank of Texas, 1988-92.

CLASS I - TERM EXPIRES IN 1997

Arthur G. von Thaden . .   Chairman of the Board of BRE. President       63   1981       Executive
                            and Chief Executive Officer of BRE from
                            1970 to June 1995. Chief Executive Of-
                            ficer, BankAmerica Realty Services, Inc.,
                            a real estate investment advisory firm,
                            from 1970 to September 1987.

Malcolm R. Riley . . . .   Partner, Riley/Pearlman Company, a shop-      63   1990       Audit,
                            ping center developer and manager, since                     Compensation,
                            1986. President, Plaza Management                            Executive
                            Company, a wholly owned subsidiary of
                            Riley/Pearlman, since 1992, and Chair-
                            man, La Cagnina/Riley & Associates,
                            since 1994.


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

                  PROPOSED MEMBERS OF THE BOARD TO BE ADDED FOLLOWING THE MERGER

                                    PRINCIPAL BUSINESS EXPERIENCE             DIRECTOR   BOARD COMMITTEE
           NAME                        DURING PAST FIVE YEARS            AGE  SINCE (1)    MEMBERSHIP
           ----            -----------------------------------------     ---  ---------  ---------------
CLASS III - TERM EXPIRES IN 1996

William E. Borsari . . .   President, The Walters Management             56
                            Company, a real estate asset manage-
                            ment company, for more than five years.

CLASS I - TERM EXPIRES IN 1997

Roger P. Kuppinger . . .   Financial advisor to public and private       55
                            companies, since February 1994. Senior
                            Vice President and Managing Director,
                            Sutro & Co., Inc., an investment banking
                            company, from 1969 to February 1994.
                            Director, Harlyn Products, and Director,
                            Realty Income Corporation.

CLASS II - TERM EXPIRES IN 1998

Gregory M. Simon . . . .   Self employed in the development of and       54
                            investment in real estate, since 1991. Se-
                            nior Vice President, H.F. Ahmanson &
                            Co. and Home Savings of America, from
                            1983 to 1991.


- -----------

(1) Years indicated are calendar years. For Messrs. von Thaden and Butcher, includes service as a trustee of BRE's predecessor, BankAmerica Realty Investors.

    A description of the business experience of the other executive officers of BRE is contained in BRE's annual report on Form 10-K for the year ended July 31, 1995, filed with the Securities and Exchange Commission. See "Incorporation by Reference."

    Mr. Butcher, a Class III director of BRE, is a managing general partner in approximately 240 partnerships which act as the general partner of single purpose limited partnerships, each of which owns a rental real estate property. To date, 14 of these single purpose limited partnerships have filed for protection under the Federal bankruptcy laws.

VOTE REQUIRED

    The two nominees who receive the highest numbers of votes shall be elected as Class II directors. The Board of Directors unanimously recommends that shareholders vote FOR Messrs. Foley and McMahan.

BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

    During BRE's fiscal year ended July 31, 1995, the Board held 14 meetings. All of the directors attended 75% or more of the meetings of the Board and each of the committees on which they served during fiscal 1995, except Mr. McMahan.

    The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee. The present members of these committees are indicated in the preceding section of this Proxy Statement. There is no Nominating Committee.

    The Audit Committee reviews the annual financial statements with both management and the independent auditors. Such review includes an assessment as to whether the financial statements are complete and consistent with information known to them and reflect appropriate accounting principles. The Audit Committee meets annually with the independent auditors in preparation for, and in review of, the annual audit. During fiscal 1995, the Audit Committee met twice.


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